SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K/A-2


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT : NOVEMBER 18, 1996

                             CABLETRON SYSTEMS, INC.
       -------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                         Commission File Number 1-10288


          Delaware                                       04-2797263
--------------------------------                   ---------------------
(State or other jurisdiction of                       (I.R.S. Employee
incorporation or organization)                       identification no.)


                35 Industrial Way Rochester, New Hampshire 03867
               ---------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (603-332-9400)
       ------------------------------------------------------------------

ITEM 5.    OTHER EVENTS

The Registrant has previously announced the acquisition by the Registrant on July 26, 1996 of ZeitNet, Inc. ("ZeitNet"), a California corporation by the statutory merger of a wholly-owned subsidiary of the Registrant with and into ZeitNet, and the acquisition by the Registrant on August 1, 1996 of Network Express, Inc. ("Network"), a Michigan corporation, by the statutory merger of a wholly owned subsidiary of the Registrant with and into Network. Both of the acquisitions have been accounted for as a pooling of interests. The following are the supplemental audited consolidated financial statements of the Registrant giving retroactive effect to the mergers of ZeitNet and Network Express into wholly owned subsidiaries of the Registrant. The financial statements include the consolidated balance sheets of the Registrant as of February 29, 1996 and February 28, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended February 29, 1996 and February 28, 1995 and 1994. The Registrant also incorporates by reference into this report the Registrant's Quarterly Report on Form 10-Q for the quarter ending August 31, 1996 and financial information contained therein.

SELECTED FINANCIAL DATA

CABLETRON SYSTEMS, INC.
---------------------------------------------------------------------------------------------------------------

Income Statement Data:                                   FISCAL YEAR ENDED
                                                  February      February     February     February     February
                                                  29, 1996      28, 1995     28, 1994     28, 1993     29, 1992
(in thousands, except per share data)

Net sales ...................................   $1,093,107     $824,676     $602,486     $419,607     $290,763
Cost of sales ...............................      446,083      337,451      246,154      170,924      117,472
                                                ----------     --------     --------     --------     --------

Research and development ....................      125,004       87,022       61,456       42,315       28,300
Selling, general and administrative .........      217,727      161,250      118,373       82,345       58,766
Nonrecurring items ..........................       95,036           --           --           --           --
                                                ----------     --------     --------     --------     --------

Income from operations ......................      209,257      238,953      176,503      124,023       86,225
Interest income .............................       18,185        9,656        5,948        5,583        3,910
                                                ----------     --------     --------     --------     --------
Income before income taxes...................      227,442      248,609      182,451      129,606       90,135
Income taxes ................................       80,341       86,014       64,130       46,405       33,848
                                                ----------     --------     --------     --------     ========
Net income ..................................   $  147,101     $162,595     $118,321     $ 83,201     $ 56,287
                                                ==========     ========     ========     ========     ========
Net income per common share ................    $     1.97     $   2.22     $   1.65     $   1.18     $   0.80
                                                ==========     ========     ========     ========     ========
Weighted average number of
    shares outstanding .....................        74,718       73,355       71,846       70,728       70,104
                                                ===========    ========     ========     ========     ========


Note: Net income for fiscal 1996 included a net of tax charge of approximately $52.3 million or $0.73 per share related to the acquisition of the Enterprise Networks Business Unit of Standard Microsystems Corporation (SMC) and approximately $8.4 million net of tax charge related to the acquisition made by a Cabletron subsidiary Network Express, Fivemere Ltd. (see note 3).




Balance Sheet Data:                   February    February    February    February    February
                                         29,         28,         28,         28,         29,
(in thousands)                          1996        1995        1994        1993        1992
                                     -----------------------------------------------------------
Working capital ..................    $487,244    $379,896    $258,463    $234,114    $162,459
Total assets .....................     992,276     697,686     502,377     344,517     236,736
Stockholders' equity .............     811,285     592,726     425,719     289,279     203,449



CABLETRON SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS
February 29, 1996 and February 28, 1995
(in thousands)

Assets                                                  1996         1995
                                                        ----         ----

Currents assets:
   Cash and cash equivalents .....................    $105,467     $116,683
   Short-term investments (note 4) ...............     172,896      130,563
   Accounts receivable, net of allowance for
     doubtful accounts ($6,488 and $6,066 in 1996
     and 1995, respectively) .....................     151,263       93,999
   Inventories (note 5) ..........................     159,678      104,371
   Deferred taxes (note 9) .......................      38,315       20,062
   Prepaid expenses and other assets .............      31,528       13,050
                                                      --------     --------
      Total current assets .......................     659,147      478,728
                                                      --------     --------
Long-term investments (note 4) ...................     153,424      101,333
Long-term deferred taxes (note 9) ................      23,473           --
Property, plant and equipment, net (note 6) ......     153,211      117,554
Goodwill .........................................       2,540           --
Other assets .....................................         481           71
                                                      --------     --------
Total assets .....................................    $992,276     $697,686
                                                      ========     ========


Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable ..............................    $ 36,432     $ 30,314
   Accrued expenses (note 7) .....................     116,459       53,497
   Income taxes payable ..........................      19,012       15,021
                                                      --------     --------
     Total current liabilities ...................     171,903       98,832
Deferred taxes (note 9) ..........................       9,088        6,128
                                                      --------     --------
Total liabilities ................................     180,991      104,960
                                                     ---------     --------


Commitments and contingencies (notes 8 and 10)

Stockholders' equity (notes 11 and 12):
   Preferred stock, $1.00 par value. Authorized
     2,000 shares; none issued ...................          --           --
   Common stock, $0.01 par value. Authorized
     240,000 shares; issued and outstanding 75,254
     and 73,400 shares in 1996 and 1995,
     respectively ................................         752          734
   Additional paid-in capital ....................     189,604      118,697
   Retained earnings .............................     622,129      475,028
                                                     ---------     --------
                                                       812,485      594,459
   Cumulative translation adjustment .............      (1,049)      (1,364)
   Notes receivable, stockholders .................       (151)        (369)
                                                      --------     --------
Total stockholders' equity .......................     811,285      592,726
                                                      --------     --------
Total liabilities and stockholders' equity .......    $992,276     $697,686
                                                      ========     ========

See accompanying notes to consolidated financial statements.


CABLETRON SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME
Years Ended  February  29, 1996,  and February 28, 1995 and 1994 (in  thousands, except per share amounts)
                                                   1996          1995         1994
                                                   ----          ----         ----
Net sales (note 13) .........................   $1,093,107     $824,676     $602,486
Cost of sales ...............................      446,083      337,451      246,154
                                                ----------     --------     --------
    Gross profit ............................      647,024      487,225      356,332
Operating expenses:
    Research and development ................      125,004       87,022       61,456
    Selling, general and administrative .....      217,727      161,250      118,373
    Nonrecurring items (note 3)                     95,036           --           --
                                                ----------     --------     --------
       Income from operations ...............      209,257      238,953      176,503
Interest income .............................       18,185        9,656        5,948
                                                ----------     --------     --------
       Income before income taxes ...........      227,442      248,609      182,451
Income taxes (note 9) .......................       80,341       86,014       64,130
                                                ----------     --------     --------
Net income ..................................   $  147,101     $162,595     $118,321
                                                ==========     ========     ========
Net income per common share .................   $     1.97     $   2.22     $   1.65
                                                ==========     ========     ========
Weighted average number of shares outstanding       74,718       73,355       71,846
                                                ==========     ========     ========
















See accompanying notes to consolidated financial statements.


CABLETRON SYSTEMS, INC.

CONSOLIDATED  STATEMENTS OF STOCKHOLDERS'  EQUITY Years ended February 29, 1996, and February 28, 1995 and 1994
------------------------------------------------------------------------------------------------------------------------
(in thousands)
                                                           Additional             Cumulative        Notes          Total
                                                 Common      paid-in    Retained  translation  receivable-  stockholders'
                                                  stock      capital    earnings  adjustment  stockholders        equity
------------------------------------------------------------------------------------------------------------------------
Balances at February 28, 1993 ............         $286      $98,026    $194,492     ($3,124)      ($401)      $289,279
------------------------------------------------------------------------------------------------------------------------
Repayments of notes receivable,
   stockholders ..........................          --            --          --           --         66             66
Issuance of common stock, net ............           4        1,880           --           --         --          1,884
Exercise of options for 729
   shares of common stock ................           4        7,546           --           --         --          7,550
Other ..................................            --           --           49           --         --             49
Tax benefit for options exercised ........          --        6,980           --           --         --          6,980
Issuance of 55 shares under employee
   stock purchase plan ...................           1        1,636           --           --         --          1,637
Effect of foreign currency translation ...          --           --           --         (47)         --            (47)
Net income ...............................          --           --      118,321           --         --        118,321
------------------------------------------------------------------------------------------------------------------------
Balances at February 28, 1994 ............         295      116,068      312,862      (3,171)       (335)       425,719
------------------------------------------------------------------------------------------------------------------------
Repayments of notes receivable,
   stockholders ..........................          --           --           --          --         131            131
Canceled 19 shares upon employee
   terminations, net .....................          --          (30)          --          --          30             --
Issuance of common stock, net ............          10        2,843           --          --        (195)         2,658
Exercise of options for 369
   shares of common stock ................           3        4,884           --          --          --          4,887
Tax benefit for options exercised ........          --        5,712           --          --          --          5,712
Issuance of 68 shares under employee
   stock purchase plan ...................          --        2,287           --          --          --          2,287
Stock split in the form of stock
dividend, net of fractional share buy-back         429          (11)        (429)         --          --            (11)
Stock repurchased and retired ............          (3)     (13,056)          --         --           --        (13,059)
Effect of foreign currency translation ...          --           --           --       1,807          --          1,807
Net income ...............................          --           --      162,595          --          --        162,595
------------------------------------------------------------------------------------------------------------------------
Balances at February 28, 1995 ............         734      118,697      475,028     (1,364)        (369)       592,726
------------------------------------------------------------------------------------------------------------------------
Repayments of notes receivable,
   stockholders ..........................          --           --           --         --         174             174
Issuance of common stock, net . ..........           9       41,765           --         --          --          41,774
Issuance of common stock for Fivemere
   acquisition ...........................           1        2,564           --         --          --           2,565
Repayment of notes receivable ............          --           --           --         --          44              44
Exercise of options for 762
   shares of common stock ................           8       17,213           --         --          --          17,221
Tax benefit for options exercised ........          --        7,215           --         --          --           7,215
Issuance of 77 shares under employee
   stock purchase plan ...................          --        3,323           --         --          --           3,323
Stock repurchased and retired ............          --       (1,173)          --         --          --          (1,173)
Effect of foreign currency translation ...          --           --           --        315          --            315
Net income ...............................          --           --      147,101         --          --         147,101
------------------------------------------------------------------------------------------------------------------------
Balances at February 29, 1996 ............        $752     $189,604     $622,129    ($1,049)       (151)       $811,285
------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.



CABLETRON SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended February 29, 1996, and February 28, 1995 and 1994
(in thousands)

                                                              1996                1995               1994
                                                              ----                ----               ----

Cash flows from operating activities:
    Net income ..........................................   $147,101            $162,595           $118,321
    Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization .....................     32,528              26,995             17,455
      Provision for losses on accounts receivable .......        356                  72              1,734
      Forgiveness of notes receivable from shareholders .         --                  --                224
      Loss on disposals of property, plant and equipment          93                 174                113
      Deferred taxes ....................................    (38,766)             (4,434)            (6,151)
      Changes in assets and liabilities:
         Accounts receivables ...........................    (54,982)            (29,399)           (18,493)
         Inventories ....................................    (55,183)            (23,314)            (9,607)
         Prepaid expenses and other assets ..............    (19,026)             (3,463)             1,186
         Accounts payable and accrued expenses ..........     66,034              12,669             22,527
         Income taxes payable ...........................      3,705              10,476             (3,924)
                                                            --------             -------           --------
           Net cash provided by operating activities ....     81,860             152,371            123,385
                                                            --------             -------           --------
Cash flows from investing activities:
      Capital expenditures ..............................    (67,385)            (63,816)           (39,575)
      Purchase of available-for-sale securities .........   (124,968)            (71,598)           (30,097)
      Purchase of held-to-maturity securities ...........   (205,852)           (282,712)          (258,517)
      Maturities of marketable securities................    208,922             323,682            197,406
      Sales of available for sale securities ............     27,471                  --                 --
                                                            --------             -------           --------
           Net cash used in investing activities ........   (161,812)            (94,444)          (130,783)
                                                            --------             -------           --------
Cash flows from financing activities:
      Repayments of notes receivable from stockholders ..        217                 131                 66
      Repurchase of common stock ........................     (1,173)            (13,070)                --
      Tax benefit of options exercised ..................      7,215               5,712              6,980
      Proceeds of issuance of common stock, net .........     41,831               2,508              1,980
      Common stock issued to employee stock purchase plan      3,323               2,287              1,637
      Proceeds from stock option exercise ...............     17,164               4,887              7,356
                                                            --------            --------           --------
           Net cash provided by financing
           activities ...................................     68,577               2,455             18,019
                                                            --------            --------           --------
    Effect of exchange rate changes on cash .............        159                 712                161
                                                            --------            --------           --------
    Net increase (decrease) in cash and cash equivalents     (11,216)             61,094             10,782
    Cash and cash equivalents, beginning of year ........    116,683              55,589             44,807
                                                            --------            --------           --------
    Cash and cash equivalents, end of year ..............   $105,467            $116,683           $ 55,589
                                                            ========            ========           ========


    Cash paid during the year for:
      Income taxes ......................................   $142,733            $ 68,420           $ 67,263
                                                            ========            ========           ========

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note (1)    Business Operations

The Company develops, manufactures, markets, designs, installs and supports a broad range of standards-based local and wide area network connectivity hardware and software products.

Note (2)    Summary of Significant Accounting Policies

(a)  Principles of Consolidation

The consolidated financial statements include the accounts of Cabletron Systems, Inc. (the "Company") and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been restated to give retroactive effect to the acquisitions of ZeitNet, Inc. and Network Express, Inc., which were accounted for as poolings of interest described in note 3 of the financial statements.

(b)  Investments

In the past the Company had managed its own investment portfolio. However, during fiscal 1996 and 1995 the Company placed $20 million and $40 million of securities with various investment management firms.

Held-to-maturity securities are those investments in which the Company has the ability and intent to hold the security until maturity. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization of premiums and discounts which approximates market value. Available-for-sale securities are also recorded at amortized cost, adjusted for the amortization of premiums and discounts. Due to the nature of the Company's investments and the resulting low volatility, the difference between fair value and amortized cost is not material.

(c)  Inventories

Inventories are stated at the lower of cost or market. Costs are determined at standard which approximates the first-in, first-out method.

(d)  Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided on straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lives of the related assets or the term of the lease. In accordance with Financial Accounting Standards Board No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that the carrying amount of an asset cannot be fully recovered, an impairment loss is recognized.

(e)  Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has reinvested earnings of its foreign subsidiaries and, therefore, has not provided income taxes which could result from the remittance of such earnings. The unremitted earnings at February 29, 1996 amounted to approximately $88.3 million. Furthermore, any taxes paid to foreign governments on those earnings may be used, in whole or in part, as credits against the US tax on any dividends distributed from such earnings. It is not practicable to estimate the amount of unrecognized deferred US taxes on these undistributed earnings.

(f)  Earnings Per Share

Earnings per share of common stock are based on the weighted average number of shares outstanding during the period. The effect of outstanding stock options is excluded from the computation because the dilutive effect is not material.

(g)  Foreign Currency Translation and Transaction Gains and Losses

Assets and liabilities of the Company's foreign operations are translated into US dollars at the exchange rate in effect at the balance sheet date and revenue and expenses are translated at average rates in effect during the period. The resultant translation adjustment is reflected as a separate component of stockholders' equity on the consolidated balance sheets. Transaction gains (losses) are reflected in the consolidated statements of income and were not material.

(h)  Statements of Cash Flows

Cash and cash equivalents consist of cash in banks and short-term investments with maturities of three months or less.

(i)  Revenue Recognition

Sales are recognized upon shipment of products and software. In the case of design, consulting, installation, support services and evaluations, revenues are recognized upon completion and acceptance of such products and services. Revenues from service contracts are recognized ratably over the period the services are performed. Warranty costs and sales returns and allowances are accrued at the time of shipment.

 (j)  Derivatives

The Company uses derivative financial instruments, principally forward exchange contracts and options in its management of foreign currency exposure. These financial instruments are designed to minimize exposure and reduce risk from exchange rate fluctuations in the regular course of the Company's international business operations. Market value gains and losses are included in income as incurred and effectively offset gains and losses on foreign currency assets or liabilities that are hedged.

(k) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (l)  New Accounting Pronouncement

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which established financial accounting and reporting standards for stock-based employee compensation plans. Companies are encouraged, rather than required, to adopt a new method that accounts for stock compensation awards based on their fair value using an option pricing model. Companies that do not adopt this new method will be required to make pro forma footnote disclosures of net income as if the fair value-based method of accounting required by SFAS No. 123 had been applied. The Company is required to adopt SFAS No. 123 beginning in fiscal 1997. Adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations because the Company intends to make pro forma footnote disclosures instead of adopting the new accounting method.

Note (3)  Business Combination

On November 17, 1995, Network Express acquired the entire capital of Fivemere Limited located in Aldershot, England. The total purchase price of $13.5 million included a cash payment of $10 million, the issuance of 66,000 shares and acquisition costs of $917,000. The acquisition has been accounted for by the purchase method of accounting and, accordingly, the accompanying consolidated financial statements include the results of operations that are combined with Network Express. The fair value of the net assets and acquired in-process research and development was $2.2 million and $8.7 million respectively. Because the technological feasibility of the acquired in-process research and development had not yet been established and the in-process technology had no alternative use, this amount was immediately charged to operations in the fourth quarter of Network Express financial statements. The excess of $2.6 million of the acquisition price over such fair value has been recorded as goodwill.

The Company completed the acquisition of the Enterprise Networks Business Unit from Standard Microsystems Corporation on January 12, 1996. The acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities were recorded at their estimated fair market value at the date of the acquisition. The total charge of approximately $85.7 million, included $67.8 million for in-process research and development and $17.9 million for nonrecurring charges which included adjustments to conform the ENBU accounting policies with the Company's accounting policies. The Company's consolidated results of operations include the operating results of the acquired business from its acquisition date. The following unaudited pro forma combined results of operations for fiscal 1996 and fiscal 1995 have been prepared assuming that the acquisition of the Enterprise Networks Business Unit of Standard Microsystems Corporation occurred at the beginning of each such period. The following unaudited pro forma financial information is not necessarily indicative of results of operations that would have occurred had the transaction taken place at the beginning of each of fiscal 1996 or fiscal 1995 or of the future results of the combined companies.
                                           1996          1995
                                           ----          ----
(in thousands)
Net sales                            $1,109,100      $846,789
Operating income                       $191,208      $231,657

The Company completed the acquisitions of Zeitnet, Inc. and Network Express, Inc. on July 26, 1996 and August 1, 1996, respectively, by issuing approximately 3,349,000 shares of Cabletron common stock in exchange for all the outstanding shares of ZeitNet and Network Express. These acquisitions were accounted for as poolings of interests. In connection with these acquisitions the Company recorded a nonrecurring charge of $43 million in the quarter ended August 31, 1996 (unaudited), which related to direct transaction costs, consisting primarily of investment banking fees and costs associated with combining the operations of the two companies, the majority of which relates to redundant assets and facilities. These consolidated financial statements for fiscal years 1996, 1995 and 1994 have been prepared assuming that the acquisitions of ZeitNet, Inc. and Network Express, Inc. occurred at the beginning of each such period.


Note (4)  Investments

Investments  are  summarized  as follows at February  29, 1996 and  February 28,
1995:
                                      1996                                     1995
                      ----------------------------------         -------------------------------
(in thousands)        Current     Long Term        Total         Current   Long Term       Total
                     --------     ---------     --------        --------   ---------    --------
Held-to-maturity .   $130,079      $115,500     $245,579        $ 90,414     $86,816    $177,230
Available-for-sale     42,817        37,924       80,741          40,149      14,517      54,666
                     --------      --------     --------        --------    --------    --------
    Total ........   $172,896      $153,424     $326,320        $130,563    $101,333    $231,896
                     ========      ========     ========        ========    ========    ========

Note (5)  Inventories

 Inventories consist of the following at February 29, 1996 and February 28, 1995:

(in thousands)                    1996          1995
                                  ----          ----
Raw materials                  $ 51,665      $ 22,885
Work-in-process                  39,312        23,483
Finished goods                   68,701        58,003
                               --------      --------
Total                          $159,678      $104,371
                               ========      ========


Note (6)  Property, Plant and Equipment

Property,  plant and equipment consist of the following at February 29, 1996 and
February 28, 1995:
                                                                    Estimated useful
(in thousands)                              1996         1995             lives
                                            ----         ----      -----------------
Land and land improvements ...........  $  1,760     $  1,438                --
Building and building
   improvements ......................    37,058       23,799       30-40 years
Construction in progress .............        --        3,265                --
Equipment ............................   194,200      142,201         3-5 years
Furniture and fixtures ...............    10,374        6,958         5-7 years
Leasehold improvements ...............     6,304        3,201         3-5 years
Motor vehicles .......................     3,651        3,854         3-5 years
                                        --------     --------
                                         253,347      184,716
Less accumulated depreciation and
   amortization ......................   100,136       67,162
                                        --------     --------
                                        $153,211     $117,554
                                        ========     ========

Note (7)  Accrued Expenses

Accrued expenses consist of the following at February 29, 1996 and February 28, 1995:

(in thousands)                              1996         1995
                                            ----         ----

Salaries and benefits ................  $ 18,625       10,163
Deferred revenue .....................    38,132       21,752
Warranty .............................    18,719           25
Other ................................    40,983       21,557
                                        --------      -------
     Total ...........................  $116,459      $53,497
                                        ========      =======

Note (8)  Leases

The Company leases manufacturing and office facilities under noncancelable operating leases expiring through the year 2020. The leases provide for increases based on the consumer price index and increases in real estate taxes. Rent expense associated with operating leases was approximately $9,734,000, $7,425,000 and $7,090,000 for the years ended February 29, 1996, and February 28, 1995 and 1994, respectively.

Total future minimum lease payments under all noncancelable operating leases as of February 29, 1996, are as follows:


(in thousands)     Year

                    1997    $  7,948
                    1998       6,358
                    1999       3,901
                    2000       2,976
                    2001       1,701
               Thereafter      8,501
                            ---------
                             $31,385
                            =========

Note (9) Income Taxes

Income before income taxes and income tax expense are summarized as follows:

(in thousands)                              1996         1995         1994
                                            ----         ----         ----
Total US domestic income ............    $186,275     $207,091     $169,679
Total foreign subsidiaries income ...      41,167       41,518       12,772
                                         --------     --------     --------
Income before income taxes ..........    $227,442     $248,609     $182,451
                                         ========     ========     ========
Currently payable:
    Federal .........................     $91,963      $63,916      $53,673
    State ...........................      20,807       19,286       14,448
    Foreign .........................      11,665        7,246        1,922
Deferred tax benefit ................     (44,094)      (4,434)      (5,913)
                                          -------      -------      -------
Total tax provision .................     $80,341      $86,014      $64,130
                                          =======      =======      =======

The following is a reconciliation of the effective tax rates to the statutory federal tax rate:
                                            1996         1995         1994
                                            ----         ----         ----
Statutory federal income tax rate ...       35.0%        35.0%        35.0%
State income tax (net of federal
  tax benefit) ......................        3.8          4.7          4.6
Increase in valuation allowance .....        2.6           --          0.4
Exempt income of foreign sales
  corporation, net of tax ...........       (1.1)        (0.7)        (0.9)
Research and experimentation credit .         --         (1.1)        (1.1)
Foreign operations...................       (1.6)        (2.7)        (1.3)
Other ...............................       (3.4)        (0.6)        (1.7)
                                            -----        -----        -----
                                            35.3%        34.6%        35.0%
                                            =====        =====        =====

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at February 29, 1996 and February 28, 1995 are presented below:

(in thousands)                              1996         1995
                                            ----         ----
Deferred tax assets:
    Accounts receivable ................ $ 2,031       $ 3,851
    Inventories .......................   28,202        12,248
    Other reserves and accruals .......    6,206         4,250
    Acquired research and
        development ...................   26,322            --
    Capitalized research and
        development ...................    2,892            --
    Net operating loss
        carryforwards..................    1,293         1,131
    Foreign net operating loss
        carryforwards .................    3,268         1,071
                                          ------       -------
      Total gross deferred tax
        assets ........................   70,214        22,551
    Less valuation allowance ..........   (8,426)       (2,489)
                                         -------       -------
      Net deferred tax assets .........   61,788        20,062
                                         -------       -------
Deferred tax liabilities:
    Property, plant and equipment .....   (9,088)       (6,128)
                                         -------       -------
      Total gross deferred
      liabilities .....................   (9,088)       (6,128)
                                         -------       -------
         Net deferred tax assets .....   $52,700       $13,934
                                         =======       =======

Note (9) Income Taxes continues

The net change in the total valuation allowance for fiscal years 1996, 1995 and 1994 were increases of $5,937,000, $397,000 and $773,000, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, not of the existing valuation allowance at February 29, 1996.

Portions of the net operating loss carryforwards are subject to annual limitations pursuant to federal tax law.

Note (10) Financial Instruments and Concentration of Credit Risk

The Company uses derivative financial instruments, principally forward contracts and options, in its management of foreign currency exposures arising from its international operations. These contracts primarily require the Company to purchase or sell certain foreign currencies either with or for US dollars at contractual rates. The Company's foreign currency hedging activities are used to minimize adverse foreign exchange movements on the eventual dollar net cash inflows of its foreign denominated net assets. The Company does not hold or issue derivative financial instruments for trading purposes.

At February 29, 1996 and February 28, 1995, the Company had forward contracts and purchased option contracts, all having maturities less than two years, in the contractual amount of $93.5 million (forward contracts $47.5 million and option contracts $46.0 million) and $44.7 million (forward contracts $21.7 million and option contracts $23.0 million), respectively.

Realized and unrealized foreign exchange gains and losses are recognized in operating income and offset foreign exchange gains and losses on the underlying exposures. The Company's derivative financial instruments are revalued at the balance sheet date and the carrying amount approximates the fair value of the instruments.

Several major international financial institutions are counterparties to the Company's financial instruments. It is Company practice to monitor the financial standing of the counterparties and limit the amount of exposure with any one institution. The Company may be exposed to credit loss in the event of nonperformance by the counterparties to these contracts, but believes that the risk of such loss is remote and that it would not be material to its financial position and results of operations.

With respect to trade receivables, concentration of credit risk is limited, due to the diverse areas covered by the Company's operations. Any probable bad debt loss has been provided for in the allowance for doubtful accounts. The carrying amounts for cash, short-term and long-term investments, receivables, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments.

Note (11) Common Stock

On September 12, 1994, the Company's common stock split 2.5-for-1 and was distributed as a stock dividend. All share and per share amounts have been adjusted accordingly.

Note (12)  Stock Plans

(a) Equity Incentive and Directors Plans

The Company has an Equity Incentive Plan which provides for the availability of 12,500,000 shares of common stock for the granting of a variety of incentive awards to eligible employees. As of February 29, 1996, the Company had issued 7,094,518 stock options under the Equity Incentive Plan, which were granted at fair market value at the date of grant, vest over a three to five year period and expire within six to ten years from the date of grant.

The Company has a Directors Option Plan which provides for the availability of 625,000 shares of common stock for purchase by the nonemployee directors of the Company. The Directors Option Plan provides for issuance of options at their fair market value on the date of grant. The options vest over a period of three years and expire six years from the date of grant. A total of 445,000 stock options have been issued under the Directors Option Plan.

A summary of option transactions under the two plans follows:

                                                                   Option
                                                                    Price
                                                    Shares        Per Share
                                                   ---------    ------------

Options outstanding at February 28, 1993           2,857,577     $1.80-35.45
                                                   ---------    ------------
Granted ................................           1,179,304      1.80-48.45
Exercised ..............................           (728,910)      1.80-24.95
Canceled ...............................           (141,521)      1.80-42.95
                                                   ---------    ------------
Options outstanding at February 28, 1994           3,166,450      4.00-48.45
                                                   ---------    ------------
Granted ................................           1,402,534      0.11-49.60
Exercised ..............................           (369,487)      4.00-42.95
Canceled ...............................           (256,735)     6.45-47.125
                                                   ---------    ------------
Options outstanding at February 28, 1995           3,942,762      0.11-49.60
                                                   ---------     -----------
Granted ................................           1,965,186     1.70-126.08
Exercised ..............................            (762,128)     0.11-48.45
Canceled ...............................            (213,432)     0.11-71.08
                                                   ----------   ------------

Options outstanding at February 29, 1996           4,932,388    $0.11-126.08
                                                   =========    ============

Options exercisable at February 29, 1996           1,025,314     $0.11-49.60
                                                   =========    ============



(b)  Employee Stock Purchase Plan

The Company has an Employee Stock Purchase Plan (ESPP) which provides for the availability of 1,250,000 shares of common stock to be purchased by employees who have completed a minimum period of employment. Under this plan, options are granted to eligible employees twice yearly and are exercisable through the accumulation of employee payroll deductions from two to ten percent of employee compensation as defined in the plan, to a maximum of $1,904 (adjusted to reflect increases in the consumer price index) which may be used to purchases stock at 85 percent of the fair market value of the common stock at the beginning of the option period or the end of the option period, whichever is lower. In fiscal 1996, 76,884 shares were purchased at a weighted average price of $42.86 (68,349 at $33.49 and 55,783 at $29.33, for 1995 and 1994, respectively). The remaining balance of the ESPP available for purchase by employees at February 29, 1996 was 856,100 shares.


Note (13)  Geographic Area Information

(in thousands)                          % of                   % of                    % of
                               1996     Total        1995      Total         1994      Total
                               ----     -----        ----      -----         ----      -----
Net Sales:
US ....................   $  763,937    69.9%     $581,789      71.2%     $435,745      72.7%
Direct Foreign Export .       35,378     3.3        37,889       4.7        28,404       4.7
                          ----------   ------     ---------    ------     ---------    ------
Total US Source .......      799,315    73.2       619,678      75.9       464,149      77.4
Europe ................      215,796    21.0       155,467      19.2       119,840      20.0
Other ... .............       77,996     5.8        49,531       4.9        18,497       2.6
                          ----------   ------     --------     ------     --------     ------
    Total Sales .......   $1,093,107   100.0%     $824,676     100.0%     $602,486     100.0%
                          ==========   ======     ========     ======     =========    ======

Income from Operations:
US ....................   $  171,425    80.8%     $198,729      83.3%     $164,914      93.0%
Europe ................       33,834    14.0        39,343      16.5        11,143       6.7
Other ... .............        3,998     5.2           881       0.2           446       0.3
    Total Income From     ----------   ------     --------     ------     --------     ------
       Operations .....   $  209,257   100.0%     $238,953     100.0%     $176,503     100.0%
                          ==========   ======     ========     ======     ========     ======

Identifiable Assets:
US ....................   $  837,347    84.4%     $583,514      83.8%     $433,726      86.4%
Europe ................      115,949    11.6        92,548      13.4        54,367      10.9
Other ... .............       38,980     4.0        21,624       2.8        14,284       2.7
                          ----------   ------     --------     ------     --------     ------
    Total Assets ......   $  992,276   100.0%     $697,686     100.0%     $502,377     100.0%
                          ==========   ======     ========     ======     ========     ======


Note (14) Quarterly Financial Data (unaudited)

(in thousands, except per share amounts)


                                               Income                   Net
                       Net         Gross         From        Net      Income
                      Sales       Profit    Operations     Income  Per Share (a)
1996
First Quarter    $  245,774     $145,603     $ 68,525    $ 46,817      $0.63
Second Quarter      264,974      156,890       75,350      51,841       0.70
Third Quarter       282,838      167,335       78,334      54,030       0.72
Fourth Quarter      299,521      177,194      (12,952)(b)  (5,587)     (0.07)
                 ----------     --------     --------    --------      -----
Total Year ...   $1,093,107     $647,024     $209,257    $147,101      $1.97
                 ==========     ========     ========    ========      =====

1995
First Quarter      $183,118     $108,104     $ 53,510    $ 36,252      $0.50
Second Quarter      196,902      116,506       56,932      38,589       0.53
Third Quarter       213,865      126,318       61,613      41,925       0.58
Fourth Quarter      230,791      136,297       66,898      45,829       0.61
                   --------     --------     --------    --------      -----
Total Year ...     $824,676     $487,225     $238,953    $162,595      $2.22
                   ========     ========     ========    ========      =====


(a) Due to rounding some totals will not add.
(b) Includes $85.7 million nonrecurring charge related to acquisition of SMC's Enterprise Networks Business Unit and $8.7 million for the acquisition made by Network Express of Fivemere.

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Cabletron Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Cabletron Systems, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 29, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cabletron Systems, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended February 29, 1996, in conformity with generally accepted accounting principles.



                                                        KPMG Peat Marwick LLP


Boston, Massachusetts
October 22, 1996

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CABLETRON SYSTEMS, Inc.



Dated:  November 18, 1996      By:  /S/ CRAIG R. BENSON
                                   -------------------
                                   Craig R. Benson
                                   Chairman and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.         Exhibit                                 Page No.

  23.1              Consent of Independent Auditors            20

Exhibit 23.1


Consent of Independent Auditors

     The Board of Directors
     Cabletron Systems, Inc.

We consent to incorporation by reference in the registration statements (Nos. 33-50454, 33-31572, 33-42490, 33-09403 and 33-09029) on form S-8 of Cabletron
Systems, Inc. of our report dated October 22, 1996 relating to the consolidated balance sheets of Cabletron Systems, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended February 29, 1996, which report is included in the November 18, 1996 Current Report on Form 8-K/A-2 of Cabletron Systems, Inc.






                                   KPMG Peat Marwick LLP




Boston, Massachuetts
November 18, 1996